As Filed with the Securities and Exchange Commission on November 14, 1995


                                                  Registration No.33-_______

           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549
                   __________________
               S-3 REGISTRATION STATEMENT
                         under
               The Securities Act of 1933
                   __________________
                     USG Corporation
     (Exact name of registrant as specified in its charter)

   Delaware                    3275                    36-3329400
(State or other juris-    (Primary Standard           (IRS Employer
diction of incorpora-     Industiral Classifi-        Identifica-
tion or organization)     cation Code Number)         tion Number)

                   125 South Franklin Street
                  Chicago, Illinois 60606-4678
                        (312) 606-4000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     ___________________
                    ARTHUR G. LEISTEN, ESQ.
            Senior Vice President & General Counsel
                  125 South Franklin Street
                 Chicago, Illinois 60606-4678
                        (312) 606-4000
     (Name, address and telephone number of agent for service)
                       ________________
                          Copies to:
                   FRANCIS J. GERLITS, P.C.
                      Kirkland & Ellis
                   200 East Randolph Drive
                   Chicago, Illinois 60601
                       _______________
     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
                      ________________
       If the only securities being registered on this Form
        are being offered pursuant to dividend or interest
        reinvestment plans, please check the following box.
                If any of the securities being registered on this
        Form are to be offered on a delayed or continuous basis
        pursuant to Rule 415 under the Securities Act of 1933,
        check the following box.  X
                If this Form is filed to register additional
        securities for an offering pursuant to Rule 462(b) under
        the Securities Act, please check the following box and
        list the Securities Act registration statement number of
        the earlier effective registration statement for the same
        offering.
                If this Form is a post-effective amendment filed
        pursuant to rule 462(c) under the Securities Act, check
        the following box and list the Securities Act
        registration statement number of the earlier effective
        registration statement for the same offering.
                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                            ________________

                    CALCULATION OF REGISTRATION FEE


   Title of Each Class of              Proposed Maximum Aggregate     Amount of Registration
Securities to be Registered(1)            Offering Price(2)(3)                Fee(2)

Debt Securities, Preferred Stock,
$1.00 par value per share, Common
Stock, $0.10 par value per share(4)          $300,000,000.00                $60,000
and Warrants to purchase Common
Stock, $0.10 par value per share

(1)     Securities registered hereunder (the "Offered Securities") may be sold separately, together or as units with other Offered Securities registered hereunder.  The Offered Securities registered hereunder also include such indeterminate number of shares of Common Stock
and
        Preferred Stock that may be issued upon conversion of any convertible debt securities.
(2)     Estimated in accordance with Rule 457 solely for the purpose of computing the registration fee.
(3)     Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities
Act"),
        which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum
        aggregate offering price.
(4)     Includes preferred stock purchase rights.

                                _______________
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

             SUBJECT TO COMPLETION NOVEMBER 14, 1995
Prospectus

                         USG Corporation
                         Debt Securities
                         Preferred Stock
                          Common Stock
                            Warrants


USG Corporation (the "Corporation") may offer from time to time (i) in one or more series, its debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, $1.00 par value per share, in one or more series ("Preferred Stock"), (iii) shares of common stock, $0.10 par value per share ("Common Stock"), or (iv) warrants to purchase shares of Common Stock ("Warrants"), all having an aggregate initial public offering price not to exceed $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, including European Currency Units. The Debt Securities, Preferred Stock, Common Stock and Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities (such as, among other combinations, Debt Securities convertible into Common Stock or Preferred Stock or Debt Securities, Preferred Stock, Common Stock or Warrants offered together as units), in separate series, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. The Debt Securities may be (i) senior or subordinated, or (ii) secured or unsecured.

     The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering and sale of the Offered Securities and the initial offering price and the net proceeds to the Corporation from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any index or formula for determining the amount of any principal, premium, or interest provisions, the currency or currency unit in which principal, premium, or interest is payable, whether the securities are issuable in registered form or in the form of global securities and any provisions for the conversion or exchange of such Debt Securities; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, dividend rate (or method of calculation thereof), dividend payment dates and dates from which dividends shall accrue, any redemption or sinking fund provisions, voting rights and any conversion or exchange rights; (iii) in the case of Common Stock, the number of shares; (iv) in the case of Warrants the duration, exercise price, exercise dates, detachability and the number of shares of Common Stock which may be acquired upon exercise; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Offered Securities and any listing on a securities exchange of the Offered Securities covered by such Prospectus Supplement and about relationships between the Corporation and the applicable trustee, in the case of the issuance of Debt Securities and Warrants.

     The Offered Securities may be sold directly by the Corporation, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Corporation, underwriters or dealers are involved in the sale of any Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Corporation will be set forth in a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


            The date of this Prospectus is ________

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER
ANY
CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE
IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THEREOF.


IN CONNECTION WITH ANY OFFERING OF THE OFFERED SECURITIES, UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.




                      AVAILABLE INFORMATION

The Corporation has filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a Registration Statement on Form S-3 (the "Registration Statement") (which term shall encompass all amendments, exhibits and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Such additional information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the public reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete but such statements are complete in all material respects for the purposes herein made. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports and other information with the Commission. Such reports and other information filed with the Commission, as well as the Registration Statement, can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information with respect to the Corporation are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.


              INFORMATION INCORPORATED BY REFERENCE

     The following documents filed with the Commission (File No. 1-
8864) are incorporated herein by reference:

          (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994;

          (ii) the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

          (iii) the Corporation's Current Report on Form 8-K dated May 24, 1995.


The description of the capital stock is incorporated by reference to the Corporation's Registration Statement on Form 8-A dated April 16, 1993.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information filed by it that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such information should be directed to USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606-4678, Attention: Investor Relations (telephone number:
(312) 606-4000).




                         THE CORPORATION

     Through its subsidiaries, USG is a leading manufacturer of building materials, producing a wide range of products for use in new residential and new nonresidential construction, repair and remodel, as well as products used in certain industrial processes. USG's operations are organized into two core businesses: (i) the North American Gypsum business and (ii) the Worldwide Ceilings business. The North American Gypsum business includes United States Gypsum Company and L&W Supply Corporation in the United States, the gypsum business of CGC Inc. in Canada and the Corporation's Mexican gypsum operations. The Worldwide Ceilings business is composed of USG Interiors, Inc., the international interior systems businesses in Europe, Asia Pacific and Latin America managed as USG International and the interior systems business of CGC, Inc.

     The Corporation's United States Gypsum Company subsidiary is the largest producer of gypsum wallboard in the United States and accounts for approximately one-third of total domestic gypsum wallboard. USG Interiors, Inc. is a leading supplier of interior ceiling grid and tile systems, interior wall systems and other products used primarily in commercial applications. USG Interiors is the largest producer of ceiling grid and the second largest producer of ceiling tile in the United States. L&W Supply Corporation, the Corporation's distribution subsidiary, is the largest distributor of wallboard and related products in the U.S. In addition to its United States operations, the Corporation's 76% owned subsidiary CGC Inc. is the largest manufacturer of gypsum products in eastern Canada and USG International supplies interior systems and gypsum products in Europe, Asia Pacific and Latin America.

     The Corporation's principal executive offices are located at 125 South Franklin Street, Chicago, Illinois 60606. Its telephone number at that address is 312-606-4000.


                         USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Corporation intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment of existing indebtedness and the financing of capital expenditures and acquisitions.

                                       RATIOS OF EARNINGS TO FIXED CHARGES

             The following table sets forth the ratio of earnings to fixed charges (a) of the Corporation for the periods indicated:

             Nine months ended
               September 30,                              1993         Years ended December 31,
                                    Year ended
                                   December 31,     May 7-    Jan 1-
               1995       1994         1994       December 31  May 6      1992   1991      1990
             1.9 x (b)    -(c)        -(c)           -(c)     8.5x (d)    -(e)    -(e)     -(e)
_______________
(a)  For purposes of computing the ratio of earnings to fixed charges, earnings are defined as earnings/(loss) from continuing operations before taxes on income, plus interest expense, plus, for the
     years 1990 through 1993, amortization of capitalized financing costs.  Fixed charges are defined as
     interest expense plus amortization of capitalized financing costs.  The interest factor in rental expense had an insignificant effect on the ratios.


(b)  Included in earnings for the nine months ended September 30, 1995, was a non-cash charge for
     amortization of excess reorganization value of $127 million. Excluding the impact of amortization of
     excess reorganization value, the ratio of earnings to fixed charges for this period was 3.6x.

(c)  For the nine months ended September 30, 1994, the year ended December 31, 1994 and the period of May
     7 through December 31, 1993, earnings were inadequate to cover fixed charges.  The amounts of the
     coverage deficiency were $6 million, $38 million and $79 million, respectively.  Included in earnings
     for these periods were non-cash charges for amortization of excess reorganization value of
$127
     million, $169 million and $113 million, respectively.  Excluding the impact of amortization of excess
     reorganization value, the ratio of earnings to fixed charges for these periods were 2.2x, 1.9x
and
     1.4x, respectively.

(d)  Earnings for the period of January 1 through May 6, 1993 include a restructuring gain of
$709 million.
     Without this gain, earnings would have been inadequate to cover fixed charges by $52 million.

(e)  For the years ended December 31, 1992, 1991 and 1990, earnings were inadequate to cover fixed charges
     by $224 million, $194 million, and $60 million, respectively.

          GENERAL DESCRIPTION OF THE OFFERED SECURITIES

          Pursuant to this Prospectus and applicable Prospectus Supplements, the Corporation may offer Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of the foregoing, either individually or as units consisting of two or more Offered Securities. The aggregate offering price of Offered Securities offered by the Corporation under this Prospectus will not exceed $300,000,000. If Offered Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement.


                      DESCRIPTION OF COMMON STOCK

General Matters

          The total number of shares of capital stock that the Corporation has authority to issue is 236,000,000, consisting of 200,000,000 shares of Common Stock, par value $0.10 per share, and 36,000,000 shares of Preferred Stock, par value $1.00 per share. The following summary of certain provisions of the Corporation's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation and the By-laws of the Corporation, each of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part.

Common Stock

          The issued and outstanding shares of Common Stock are, and any shares of Common Stock which may be offered pursuant to this Prospectus and an applicable Prospectus Supplement will be upon payment therefor, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any Preferred Stock, if any, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The Corporation is currently a party to various agreements which restrict the payment of dividends. Upon liquidation, dissolution or winding up of the Corporation, the holders of Common Stock are entitled to receive pro rata the assets of the Corporation which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding, if any. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

Certain Provisions of the Certificate of Incorporation and By-laws

          The Certificate of Incorporation and By-laws of the Corporation contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Corporation unless such takeover or change in control is approved by the Board. Such provisions may also render the removal of the current Board and of management more difficult.

          The Corporation's Certificate of Incorporation provides for three classes of directors, each of which is to be elected on a staggered basis for a term of three years. At present, the Board is composed of 12 directors.

          The affirmative vote or consent of at least 80% of the voting power of all of the stock of the Corporation entitled to vote in the election of directors is required to approve certain types of transactions with another corporation, person or entity which, directly or indirectly, owns 5% or more of the outstanding shares of any class of the Corporation's stock which is entitled to vote in the election of directors. Such transactions include a merger or consolidation of the Corporation or any of its subsidiar-ies, sale of all or substantially all of the assets of the Corporation or any of its subsidiaries or the sale or lease of any assets (except assets having an aggregate fair market value of less than $10 million) in exchange for certain types of securities. The Board may render such super-majority voting requirements inapplicable by (i) approving a memorandum of understanding with such other corporation, person or entity with respect to such a transaction prior to the time that such corporation, person or entity becomes the beneficial owner of 5% or more of any class of voting stock or (ii) approving such a transaction after the time that such other corporation, person or entity becomes the beneficial owner of 5% or more of any class of voting stock if a majority of the members of the Board approving such transaction were duly elected and acting members of the Board prior to the time that such other corporation, person or entity became the beneficial owner of 5% or more of any class of voting stock.

          Any action to be taken at any annual or special meeting of stockholders of the Corporation may only be taken without a meeting if a consent in writing is signed by the holders of at least 80% of the voting power of the Corporation entitled to vote with respect to such subject matter.

          The provisions in the Certificate of Incorporation described above may only be amended by 80% of the voting power of the Corporation entitled to vote in the election of directors.

Future Issuance of Preferred Stock

          As of the date of this Prospectus, there are no shares of Preferred Stock issued or outstanding. The Corporation's Board of Directors may, without further action by the Corporation's stockholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Corporation before any payment is made to the holders of shares of Common Stock. Under certain circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Corporation's securities or the removal of incumbent management. The Board of Directors of the Corporation, without stockholder approval, may issue shares of Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of Common Stock.

Certain Provisions of Delaware Law

          The Corporation is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

Shareholder Rights Plan

          The Corporation's rights agreement (the "Rights Agreement") between the Corporation and Harris Trust and Savings Bank (the "Rights Agent") entitles the registered stockholder to purchase from the Corporation one-hundredth share of Junior Participating Preferred Stock, Series C ("Junior Series C Preferred Stock") at a price of $35 per one-hundredth share (the "Rights Purchase Price"), subject to adjustment.

          Until the earlier to occur of (i) 10 days following the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), other than the Corporation, any employee benefit plan of the Corporation, any entity holding Common Stock for or pursuant to the terms of any such plan has beneficial ownership (as defined in the Rights Agreement) of 20% or more of the then outstanding Common Stock,
(ii) 10 days following the date of a public announcement that a person or group of affiliated or associated persons (an "Adverse Person") has beneficial ownership of 10% or more of the then outstanding Common Stock, the acquisition of which has been determined by the Board to present an actual threat of an acquisition of the Corporation that would not be in the best interest of the Corporation's stockholders or (iii) 10 days following the date of commencement of, or public announcement of, a tender offer or exchange offer for 30% or more of the Common Stock (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to the Common Stock, by the certificates which will represent such Common Stock. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates issued after May 6, 1993 upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference.

          Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificate also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on May 6, 2003 (the "Final Expiration Date"), unless earlier redeemed by the Corporation as described below, Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

          In the event that, at any time after the first public announcement that an Acquiring Person or an Adverse Person has become such, the Corporation is involved in a merger or other business combination where the Corporation is not the surviving corporation or where Common Stock is changed or exchanged or in a transaction where 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than such Acquiring Person or Adverse Person) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

          In the event that the Corporation is the surviving corporation in a merger or other business combination involving an Acquiring Person or an Adverse Person and the Common Stock remains outstanding and unchanged or in the event that an Acquiring Person or an Adverse Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision will be made so that each holder of a Right, other than Rights that are or were beneficially owned (as defined in the Rights Agreement) by the Acquiring Person or the Adverse Person, as the case may be, on the earliest of the Distribution Date, the date the Acquiring Person acquires 20% or more of the outstanding Common Stock or the date the Adverse Person becomes such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock having a market value at the time of such transaction of two times the exercise price of the Right. In addition, under certain circumstances the Board has the option of exchanging all or part of the Rights (excluding void Rights) for Common Stock in the manner described in the Rights Agreement. The Rights Agreement also contains a so-called "flip-in" feature which provides that if any person or group of affiliated or associated persons becomes an Adverse Person, then the provisions of the preceding two sentences shall apply.

          The Rights Agreement also provides that, at any time prior to the public announcement that an Acquiring Person or an Adverse Person has become such, the Board may (i) redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") or (ii) amend the Rights Agreement in any respect other than any amendment which would reduce the Redemption Price, shorten the Final Expiration Date or increase the Rights Purchase Price. At any time after the public announcement that an Acquiring Person or Adverse Person has become such, the Corporation may amend the Rights Agreement only in a manner which would not adversely affect the holders of the Rights. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The Purchase Price payable, and the number of shares of Series C Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as described in the Rights Agreement.
With certain exceptions, no adjustment in the Rights Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Rights Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one hundredth of a share, which may, at the election of the Corporation, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series C Preferred Stock on the last trading date prior to the date of exercise.

          The Series C Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any outstanding shares of preferred stock of the Corporation. Each share of Series C Preferred Stock will have a minimum preferential quarterly dividend rate of $25 per share, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the shares of Common Stock. In the event of liquidation, the holders of the Series C Preferred Stock will receive a minimum preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Series C Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each share of Series C Preferred Stock will be entitled to receive 100 times the amount and the same type of consideration received per share of Common Stock. The rights of the Series C Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the Series C Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series C Preferred Stock should approximate the value of one share of Common Stock.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Corporation at $.01 per Right prior to the public announcement that a person has become an Acquiring Person or an Adverse Person.

Limitations on Liability and Indemnification of Officers and Directors

          The Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, the By-laws and separate indemnification agreement provide that the Corporation shall indemnify directors and officers of the Corporation to the extent permitted by such law.

Transfer Agent and Registrar

          The Transfer Agent and Registrar for the Common Stock is Harris Trust and Savings Bank.


                      DESCRIPTION OF WARRANTS

          The Corporation may issue Warrants to purchase Common Stock. Warrants may be issued independently or together with any other Offered Securities and may be attached to or separate from such other Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.

          The applicable Prospectus Supplement will describe the following terms of the Warrants offered thereby: (1) the title of such Warrants; (2) the offering price; (3) the aggregate number of shares of Common Stock purchasable upon exercise of such Warrants and minimum number of Warrants that are exercisable; (4) if applicable, the number of shares of Common Stock with which such Warrants are being offered and the number of such Warrants being offered with each such share of Common Stock; (5) the date on and after which such Warrants and the related shares of Common Stock will be separately transferable; (6) the number of shares of Common Stock purchasable upon exercise of each such Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise; (7) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (8) whether Warrants represented by a warrant certificates will be issued in registered or bearer form; (9) information with respect to book-entry procedures, if any; (10) if applicable, a discussion of any material federal income tax considerations; and
(11) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

No Rights as a Stockholder

          Holders of Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Corporation or any other matter, or to exercise any rights whatsoever as stockholders of the Corporation.

Warrants Subject to Adjustment

          The exercise price payable and the number of shares of Common Stock purchasable upon the exercise of each Warrant will be subject to adjustment upon the occurrence of certain events, including the issuance of a stock dividend to holders of Common Stock or a stock split, reverse stock split, combination, subdivision or reclassification of Common Stock. In lieu of adjusting the number of shares of Common Stock purchasable upon exercise of each Warrant, the Corporation may elect to adjust the number of Warrants. No adjustments in the number of shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Warrants, but the Corporation will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior thereto.

Exercise of Warrants

          Each Warrant will entitle the holder to purchase for cash Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

          Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Corporation will, as soon as practicable, forward the Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.


                     DESCRIPTION OF PREFERRED STOCK

          Under the Certificate of Incorporation, the Board of Directors of the Corporation may direct the issuance of up to 36,000,000 shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by the Corporation's stockholders. Under the Corporation's Certificate of Incorporation 2,000,000 shares of Junior Series C Preferred Stock have been designated for possible issuance in connection with the Rights Agreement. As of the date of this Prospectus, the Board of Directors has not designated any additional series of Preferred
Stock.   The issuance of Preferred Stock may have the effect of
delaying, deferring or preventing a change in control of the Corporation. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related Prospectus Supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

          As of the date of this Prospectus, no shares of Preferred Stock were issued or outstanding.

          The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. A Prospectus Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

          (a)The maximum number of shares to constitute the series and the distinctive designation thereof;

          (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

          (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Corporation;

          (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner is which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or a third party or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether such conversion is mandatory or optional;

          (g)  The stated value of the shares of such series;

          (h) The voting rights, if any, of the shares of the series; and

          (i) Any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

          In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of any series of any class of Preferred Stock shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to such series, the amounts fixed by the Board of Directors with respect to such series and set forth in the applicable Prospectus Supplement plus an amount equal to all dividends accrued and unpaid thereof to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up the affairs of the Corporation. After payment to the holders of the Preferred Stock of the full preferential amounts to which they are entitled, the holders of Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares. The merger or consolidation of the Corporation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of the assets of the Corporation, shall not constitute a dissolution, liquidation or winding up of the Corporation.

                 DESCRIPTION OF DEBT SECURITIES

          The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which a Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Securities.

          The Debt Securities may be (i) senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), or (ii) secured or unsecured.
The Senior Debt Securities are to be issued in one or more series (each such series a "Series") under an Indenture dated as of _______________, (the "Senior Indenture") between the Corporation and a trustee to be named prior to an offering of Senior Debt Securities, as Trustee (the "Senior Trustee"), and the Subordinated Debt Securities are to be issued in one or more Series under an Indenture dated as of ______________, (the "Subordinated Indenture") between the Corporation and a trustee to be named prior to an offering of Subordinated Debt Securities, as Trustee (the "Subordinated Trustee"). The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entireties by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indentures are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to sections in both Indentures unless otherwise indicated. The Indentures are substantially identical, except for certain covenants of the Corporation and provisions relating to subordination.

          The Debt Securities will be obligations of the Corporation exclusively. Because the Corporation conducts substantially all of its business through its subsidiaries, the ability of the Corporation to meet its obligations under the Debt Securities and its other indebtedness will be dependent on the earnings and cash flow of its subsidiaries and the ability of its subsidiaries to pay dividends and to advance funds to the Corporation. In addition, the Corporation's rights and the rights of its creditors and securities holders, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against any such subsidiary. Neither the Senior Indenture nor the Subordinated Indenture restricts or limits the ability of any subsidiary of the Corporation to incur, create, assume or guarantee indebtedness. The Prospectus Supplement will contain information with respect to the senior and subordinated debt outstanding as of the date of the Prospectus Supplement.

General

          The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that debt securities of any Series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. Debt Securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement. The Indentures do not limit the amount of other indebtedness or securities which may be issued by the Corporation.

          Upon issuance, any Senior Debt Securities, secured or unsecured, will be senior obligations of the Corporation and will rank pari passu with other senior obligations of the Corporation. Any Senior Debt Securities would be effectively subordinated to current and future indebtedness and liabilities of the Corporation's subsidiaries.

          All Subordinated Debt Securities will be unsecured and will be subordinated in right of payment to the prior payment in full of Senior Indebtedness (which term includes Senior Debt Securities) of the Corporation described below under " -- Provisions Applicable Solely to Subordinated Debt Securities."

          The Trustee will authenticate and deliver Debt Securities executed and delivered to it by the Corporation as set forth in the applicable Indenture.

          Reference is made to the Prospectus Supplement for the following and other possible terms of each Series of the Debt Securities in respect of which this Prospectus is being delivered:
(i) the title of the Debt Securities and classification as Senior Debt Securities or Subordinated Debt Securities; (ii) any limit upon the aggregate principal amount of the Debt Securities;
(iii) the currency or currency units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iv) if other than 100% of the principal amount, the percentage of their principal amount at which the Debt Securities will be offered; (v) the date or dates on which the principal of the Debt Securities will be payable (or method of determination thereof); (vi) the rate or rates (or method of determination thereof) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable; (vii) if other than as set forth herein, the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (viii) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (ix) the obligation, if any, of the Corporation to redeem, repurchase or repay Debt Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof; (x) whether the Debt Securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee; (xi) whether the Debt Securities will be issuable in registered form or bearer form and, if Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in bearer form; (xii) whether and under what circumstances the Corporation will pay additional amounts on Debt Securities held by a person which is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Corporation will have the option to redeem such Debt Securities rather than pay such additional amounts; (xiii) any terms pursuant to which the Debt Securities may be convertible into Preferred Stock or Common Stock; and (xiv) any other terms or conditions not inconsistent with the provisions of the Indenture upon which the Debt Securities will be offered. (Section 2.3) "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

          Unless otherwise provided in the Prospectus Supplement relating to any Debt Securities, principal and interest, if any, will be payable, and the Debt Securities will be transferable and exchangeable, at the office or offices or agency maintained by the Corporation for such purposes, provided that payment of interest on the Debt Securities will be paid at such place of payment by check mailed to the persons entitled thereto at the addresses of such persons appearing on the Security Register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date. (Section 2.7)

          Debt Securities may be issued in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. (Section 2.7) Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same Series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Corporation maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8) No service charge will be made for any transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8) Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. (Section 2.8)

          Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

          Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

          The Indenture requires the annual filing by the Corporation with the Trustee of a certificate as to compliance with all conditions and covenants contained in the Indenture.
(Section 3.4)

          The Corporation will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Corporation to purchase Debt Securities at the option of the holders thereof. Any such obligation applicable to a Series of Debt Securities will be described in the Prospectus Supplement relating thereto.

          Unless otherwise described in a Prospectus Supplement relating to any Debt Securities, there are no covenants or provisions contained in either Indenture which may afford the holders of Debt Securities protection in the event of a highly leveraged transaction involving the Corporation, except to the limited extent described under "Consolidation, Merger, Sale or Conveyance" in the Indentures as described below. Such covenants or provisions are not subject to waiver by the Corporation's Board of Directors without the consent of the holders of not less than a majority in principal amount of Senior Debt Securities of each Series or Subordinated Debt Securities of each Series, as applicable, as described under "Modification of Indenture" below.

Convertible Debt Securities

          Debt Securities issued under either the Senior Indenture or the Subordinated Indenture may provide for a right of conversion into Preferred Stock or Common Stock. The terms and conditions, if any, on which the Debt Securities being offered are convertible into Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the securities into which such Debt Securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or the Corporation, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

Registered Global Securities

          The registered Debt Securities of a Series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such Series.
In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the Series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

          The specific terms of the depositary arrangement with respect to any portion of a Series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such Series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

          Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by the Corporation if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

          So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

          Principal and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Corporation, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Corporation expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interest in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants.

          If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Corporation within ninety days or an Event of Default has occurred and is continuing with respect to such Debt Securities, the Corporation will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have the Debt Securities of a Series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such Series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities. (Section 2.8)

Provisions Applicable Solely to Subordinated Debt Securities

          The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Corporation. If the Corporation should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Corporation by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Corporation to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Corporation (or cash in lieu of fractional shares thereof). (Sections 14.1, 14.4 and 14.5 of the Subordinated Indenture)

          The term "Senior Indebtedness" is defined to mean indebtedness or obligations (other than the Subordinated Debt Securities) of, or guaranteed or assumed by, the Corporation for borrowed money which is evidenced by (i) bonds, debentures, notes, or other similar instruments, or (ii) capital leases, whether outstanding at the date of the Subordinated Indenture or subsequently incurred, unless the terms of such indebtedness provide that such indebtedness is not senior in right of payment to the Subordinated Debt Securities, and amendments, renewals, extensions, modifications and refinancings of any such indebtedness or obligations. (Section 1.1 of the Subordinated Indenture)

          If (i) without the consent of the Corporation a court shall enter an order for relief with respect to the Corporation under the United States federal bankruptcy laws or a judgment, order or decree adjudging the Corporation a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Corporation under the United States federal or state bankruptcy or insolvency laws or
(ii) the Corporation shall institute proceedings for the entry of an order for relief with respect to the Corporation under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Corporation or of substantially all of its property, or the Corporation shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, or interest, if any, on the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, or interest, if any, on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, or interest, if any, on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by a holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Corporation the amounts at that time due and owing on account of unpaid principal of or any interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Debt Securities and such other obligations. (Section 14.1 of the Subordinated Indenture)

          By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. In addition, other creditors of the Corporation who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

Events of Default

          An Event of Default with respect to the Debt Securities of any Series is defined in each Indenture as: (i) default in the payment of any installment of interest upon any of the Debt Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
(ii) default in the payment of all or any part of the principal of any of the Debt Securities of such Series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; (iii) default in the performance, or breach, of any other covenant or warranty of the Corporation contained in the Debt Securities of such Series or set forth in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a Series of Debt Securities other than that Series) and continuance of such default or breach for a period of 90 days after due notice by the applicable Trustee or by the holders of at least 25% in principal amount of the Outstanding Securities of that Series; or
(iv) certain events of bankruptcy, insolvency or reorganization of the Corporation. (Section 5.1) Additional Events of Default may be added for the benefit of holders of certain Series of Debt Securities which, if added, will be described in the Prospectus Supplement relating to such Debt Securities. The Indentures provide that the Trustee shall notify the holders of Debt Securities of each Series of any continuing default known to the Trustee which has occurred with respect to that Series within 90 days after the occurrence thereof. The Indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of or interest on any of the Debt Securities of such Series the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such Series. (Section 6.5)

          The Indentures provide that if an Event of Default with respect to any Series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of that Series then outstanding may declare the principal amount of all Debt Securities of that Series to be due and payable immediately, but upon certain conditions such declaration may be annulled.
(Section 5.1) Any past defaults and the consequences thereof (except a default in the payment of principal of or interest on Debt Securities of that Series) may be waived by the holders of a majority in principal amount of the Debt Securities of that Series then outstanding. (Section 5.9) The Senior Indenture also permits the Corporation to omit compliance with certain covenants in such Indenture with respect to Senior Debt Securities of any Series upon waiver by the holders of a majority in principal amount of the Senior Debt Securities of such Series then outstanding.
(Section 3.7)

          Subject to the provisions of each Indenture relating to the duties of each Trustee, in case an Event of Default with respect to any Series of Debt Securities shall occur and be continuing, neither Trustee shall be under any obligation to exercise any of the trusts or powers vested in it by either Indenture at the request or direction of any of the holders of that Series, unless such holders shall have offered to such Trustee reasonable security or indemnity. (Section 6.1 and 6.2) The holders of a majority in aggregate principal amount of the Debt Securities of each Series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that Series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or such Indenture and subject to certain other limitations. (Section 5.8)

          No holder of any Debt Security of any Series will have any right by virtue or by availing of any provision of the applicable Indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to such Indenture or for any remedy thereunder, unless such holder shall have previously given the applicable Trustee written notice of an Event of Default with respect to Debt Securities of that Series and unless also the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that Series shall have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as trustee and the applicable Trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the applicable Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that Series a direction inconsistent with such request. (Section 5.5) However, the right of a holder of any Debt Security to receive payment of the principal of and any interest on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.6)

Consolidation, Merger, Sale or Conveyance

          Each Indenture provides that the Corporation may consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge into, any other corporation, if
(i) either the Corporation is the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under the Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Corporation and (ii) immediately after such merger or consolidation, or such sale, conveyance or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. (Section 9.1)

Satisfaction and Discharge of Indentures

          Each Indenture with respect to any Series (except for certain specified surviving obligations including, among other things, the Corporation's obligation to pay the principal of and interest on the Debt Securities of such Series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all principal of and interest on all the Debt Securities of such Series or the deposit with the applicable Trustee of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the Debt Securities of such Series. (Section 10.1)

Modification of the Indentures

          Each Indenture contains provisions permitting the Corporation and the applicable Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each Series at the time outstanding under such Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Indenture or any supplemental indenture with respect to the Debt Securities of such Series or modifying in any manner the rights of the holders of the Debt Securities of such Series; provided that no such supplemental indenture may (i) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount with respect to original issue discount) or interest thereon is payable or reduce the amount of original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to Debt Securities not denominated in U.S. dollars, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected,
(ii) reduce the aforesaid percentage of Debt Securities of such Series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such Series so affected or (iii) with respect to the Subordinated Indenture, modify the provisions relating to the subordination of the Subordinated Debt Securities in a manner materially adverse to the Holders of the Subordinated Debt Securities. (Section 8.2) Additionally, in certain prescribed instances, the Corporation and the Trustee may execute supplemental indentures without the consent of the holders of Debt Securities. (Section 8.1)

          The Subordinated Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be materially adversely affected thereby. (Section 8.6 of the Subordinated Indenture)

Defeasance

          Each Indenture provides, if such provision is made applicable to the Debt Securities of any Series, that the Corporation may elect to terminate (and be deemed to have satisfied) all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of, and interest on, all Debt Securities of such Series when due) ("defeasance") upon the deposit with the Trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and interest, if any, on the outstanding Debt Securities of such Series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, the Corporation has delivered to the Trustee an opinion of counsel (as specified in the Indenture) with regard to certain matters, including an opinion to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance, covenant defeasance or event of default defeasance with respect to the Debt Securities of any Series. (Section 10.1)

Applicable Law

          The Debt Securities and the Indentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.8)

Concerning the Trustee

          The Senior Trustee and/or the Subordinated Trustee may provide various commercial banking services to the Corporation from time to time.


                      PLAN OF DISTRIBUTION

          The Corporation may sell Offered Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or
(3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Offered Securities offered thereby, including the name or names of any underwriters, the purchase price of the Offered Securities, and the proceeds to the Corporation from the sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Offered Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby.

          If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities of the series offered by the Prospectus Supplement if any of the Offered Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Offered Securities may also be sold directly by the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

          All Offered Securities offered other than Common Stock will be a new issue of securities with no established trading market. Any underwriters to whom such Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Offered Securities.

          Agents and underwriters may be entitled under agreements entered into with the Corporation to indemnifications by the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transaction with, or perform services for, the Corporation in the ordinary course of business.


                          LEGAL MATTERS

          Certain legal matters concerning the validity of the Offered Securities will be passed upon by Kirkland & Ellis, Chicago, Illinois.

                             EXPERTS

          The consolidated financial statements and supplemental schedules of the Corporation and its subsidiaries incorporated in this Prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports, which (1) for the Restructured Company, includes an explanatory paragraph with respect to the asbestos litigation as discussed in Notes to the Financial Statements -- "Litigation" note and an explanatory paragraph with respect to the change in the method of accounting for asbestos-related matters also as discussed in Notes to the Financial Statements -- "Litigation" note; and (2) for the Predecessor Company, includes an explanatory paragraph with respect to the asbestos litigation as discussed in Notes to the Financial Statements -- "Litigation" note and an explanatory paragraph with respect to the changes in the methods of accounting for post retirement benefits other than pensions and accounting for income taxes as discussed in Notes to Financial Statements -- "Cumulative Effect of Changes in Accounting Principles" note.

          With respect to the unaudited interim financial information for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or "parts" of the registration statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the Securities Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following are the estimated expenses of the issuance and distribution of the securities being registered, including fees and expenses previously incurred by the Corporation, other than any underwriting compensation.

     Item                                                  Amount

     SEC Registration Fees                               $  60,000
     Printing and Mailing Expenses                          30,000
     Legal Fees and Expense                                 30,000
     Accountants' Fees and Expenses                         20,000
     Miscellaneous Expenses                                 60,000

          Total                                        $   200,000


Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law
("Section 145") (a) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (b) gives a director or officer who successfully defends an action the right to be so indemnified and
(c) authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     A bylaw provides that the Corporation (a) shall indemnify every person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (b) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the Corporation or is or was serving at the Corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 as the same (or any substitute provision therefor) may be in effect from time to time.

     Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 as discussed above and certain future potential liability of individual officers or directors incurred in their capacity as such which is not subject to indemnification.

     The Corporation has entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Corporation shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by
Section 145 as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding occurred before or after the date of the Indemnification Agreement. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.


Item 16.  Exhibits and Financial Statement Schedules

     (a) The following is a complete list of Exhibits filed as a part of this Registration Statement:

        See Exhibit Index


Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that undertakings set forth in paragraphs
     (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned registrant hereby undertakes with respect to each of the Senior Debt Securities and the Subordinated Debt Securities to file an application for the purpose of determining the eligibility of the respective trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 14, 1995.

                              USG CORPORATION


                              By: /s/ Richard H. Fleming
                                 Richard H. Fleming
                                 Senior Vice President and Chief
                                 Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 14, 1995, by the following persons in the capacities indicated:


    Signature                           Title
       *
Eugene B. Connolly                 Chairman of the Board, Chief
                                   Executive Officer and Director
                                   (Principal Executive Officer)

       *                           President, Chief Operating
William C. Foote                   Officer and Director

/s/ Richard H. Fleming             Vice President and Chief
Richard H. Fleming                 Financial Officer (Principal
                                   Financial Officer)

/s/ Raymond T. Belz                Vice President and Controller
Raymond T. Belz                    (Principal Accounting Officer)


        *                          Director
Robert L. Barnett

        *                          Director
Keith A. Brown

        *                          Director
W.H. Clark

         *                         Director
James C. Cotting

         *                         Director
Lawrence M. Crutcher

         *                         Director
David W. Fox

         *                         Director
Philip C. Jackson, Jr.

         *                         Director
Marvin E. Lesser

         *                         Director
John B. Schwemm

         *                         Director
Judith A. Sprieser


*By:/s/ Richard H. Fleming
     Richard H. Fleming
     Attorney-in-fact

                          EXHIBIT INDEX

     The following documents are the exhibits to this Registration Statement on Form S-3. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Registration Statement on Form S-3 where such exhibit can be found.

  Exhibit
    No.

     1. Form of Underwriting Agreement (to be filed as an Exhibit to a Current Report on Form 8-K at the time of an offering ofsecurities).
     3.   Articles of incorporation and by-laws:
          (a)  Restated Certificate of
               Incorporation of USG Corporation
               (incorporated by reference to
               Exhibit 3.1 of USG Corporation's
               Form 8-K, dated May 7, 1993); and
          (b)  Amended and Restated By-Laws of USG
               Corporation, dated as of May 12,
               1993 (incorporated by reference to
               Exhibit 3(b) of Amendment No. 1 to
               USG Corporation's Registration
               Statement No. 33-61162 on Form S-1,
               dated June 16, 1993).
     4. Instruments defining the rights of security holders, including indentures:
          (a)  Form of Senior Indenture;
          (b)  Form of Senior Debt Securities;
          (c)  Collateral Trust Agreement dated
               July 27, 1995 among USG Corporation
               certain of its subsidiaries and
               Wilmington Trust Company and William
               J. Wade, as Trustee (incorporated by
               reference to Exhibit 99(b) of
               Amendment No. 3 to USG Corporation's
               Registration Statement No. 33-60563
               on Form S-3, dated July 28, 1995);
          (d)  Company Pledge Agreement dated July
               27, 1995 among USG Corporation and
               Wilmington Trust Company and William
               J. Wade, as Trustee (incorporated by
               reference to Exhibit 99(c) of
               Amendment No. 3 to USG Corporation's
               Registration Statement No. 33-60563
               on Form S-3, dated July 28, 1995);
          (e)  Form of Subordinated Indenture;
          (f)  Form of Subordinated Debt
               Securities;
          (g)  Rights Agreement dated May 6, 1993
               between USG Corporation and Harris
               Trust and Savings Bank, as Rights
               Agent (incorporated by reference to
               Exhibit 10.1 of USG Corporation's
               Form 8-K, dated May 7, 1993);
          (h)  Form of Common Stock certificate
               (incorporated by reference to
               Exhibit 4.4 to USG Corporation's
               Form 8-K, dated May 7, 1993);
          (i)  Form of Preferred Stock certificate
               (to be filed as an Exhibit to a
               Current Report on Form 8-K at the
               time of an offering of Preferred
               Stock);
          (j)  Form of Warrant Agreement (to be
               filed as an Exhibit to a Current
               Report on Form 8-K at the time of an
               offering of Warrants); and
          (k)  Form of Warrant Certificate (to be
               filed as an Exhibit to a Current
               Report on Form 8-K at the time of an
               offering of Warrants).
     5. Opinion of counsel as to the legality of the securities being registered.
     12.  Calculation of Ratio of Earnings to Fixed
          Charges.
     23.  Consents of experts and counsel:
          (a)  Consent of Arthur Andersen LLP;
          (b)  Acknowledgement of Arthur Andersen
               LLP regarding unaudited interim
               financial Information; and
          (c)  Consent of counsel (included in
               Exhibit 5).
     24.  Power of attorney.
     25.  Form T-1, Statement of Eligibility under the
          Trust Indenture Act of 1939:
          (a)  Senior Debt Securities (to be filed
               as an Exhibit to a Current Report on
               Form 8-K at the time of an offering
               of Senior Debt Securities); and
          (b)  Subordinated Debt Securities (to be
               filed as an Exhibit to a Current
               Report on Form 8-K at the time of an
               offering of Subordinated Debt
               Securities).